Exhibit 99.2

Dear Colleagues,

As you may have seen in a media release earlier today, our Board of Directors has approved an agreement pursuant to which ABP Acquisition LLC (“ABP”) will conduct a tender offer for the purchase of all AlerisLife publicly traded shares not already owned by ABP.

Adam Portnoy, one of our managing directors and Chair of our Board as well as the President and Chief Executive Officer of The RMR Group, is the principal of ABP. I have been working closely with Adam on our company’s turnaround and strategic plans since I became President and CEO of AlerisLife. Adam and I agree that being a privately owned rather than a publicly traded company will allow us to enhance our focus on operational excellence and put us in the best position to successfully deliver on our business and mission.

I want to assure you that this tender offer will have no impact on the day-to-day operations of our company and encourage you to remain focused on delivering on our commitments to our residents, families and each other as we do every day.

We will provide further information as we are able.

Respectfully,

Jeff Leer

President and Chief Executive Officer

Additional Information and Where to Find It

The tender offer referred to in this communication has not yet commenced. The description contained in this communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that ABP will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer for the shares of AlerisLife Inc. (“ALR”) common stock will only be made pursuant to an offer to purchase and related tender offer materials. Upon commencement of the tender offer, ABP will file with the SEC a Tender Offer Statement on Schedule TO and a Transaction Statement on Schedule 13E-3 (“Schedule 13E-3”). Following commencement of the Offer, ALR will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”). Holders of shares of ALR common stock are urged to read the Tender Offer Statement (including the offer to purchase, a related letter of transmittal and other offer documents filed with the SEC), the Schedule 13E-3 and the Schedule 14D-9 when such documents become available, as they will contain important information about the tender offer. Holders of ALR common stock can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from ALR upon written request to AlerisLife Inc., Two Newton Place, 255 Washington Street, Suite 230, Newton, MA 02458, telephone number (617) 796-8387 or from ALR’s website, www.alerislife.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of ALR and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the tender offer for ALR (the “Offer”) and the second-step merger with ALR, with ALR continuing as the surviving corporation (the “Merger”); and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived the effects of the Offer or the Merger (or the announcement thereof) on relationships with customers, vendors, other business providers and relations or governmental entities; the risk that the Merger will divert management’s attention from ALR’s ongoing business operations; changes in ALR’s businesses during the period between now and the Offer Acceptance Time; risks associated with litigation; and other risks and uncertainties , including those noted from time to time in documents filed with the SEC by ALR, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the Schedule 14D-9 to be filed by ALR. All forward-looking statements are based on information currently available to ALR, and ALR assumes no obligation to update any forward-looking statements, except as required by law.